As filed with the Securities and Exchange Commission on August 4, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MARVEL ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3711775
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

417 Fifth Avenue

New York, NY 10016

(Address of Principal Executive Offices)

Marvel Enterprises, Inc. 2005 Stock Incentive Plan

(Full title of the plan)

John N. Turitzin, Esq.

Executive Vice President and General Counsel

Marvel Enterprises, Inc.

417 Fifth Avenue

New York, NY 10016

(Name and Address of Agent for Service)

(212) 576-4000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,000,000	$19.33	$77,320,000	$9,101
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 3, 2005, a date within five days prior to the date of the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Marvel Enterprises, Inc. 2005 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 9, 2005;

(b)     The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed with the Commission on April 29, 2005;

(c)     The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, as filed with the Commission on July 29, 2005;

(d)     The Registrant’s Current Reports on Form 8-K subsequent to December 31, 2004, up to and including the date of filing of this Registration Statement;

(e)     The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on October 2, 1998, including any amendment or report filed for the purpose of updating such description; and

(f)     All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may contact the Registrant to request copies of these filings as follows:

Marvel Enterprises, Inc.

Attn: Executive Vice President and General Counsel

417 Fifth Avenue

New York, NY 10016

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article IX of the Registrant’s Restated Certificate of Incorporation eliminates the Registrant’s directors’ personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper benefit.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Article 6 of the Registrant’s By-Laws provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, (a) indemnify and hold harmless any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or incorporator of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person in connection therewith, and (b) pay the expenses (including attorneys’ fees) incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that the person is not entitled to be indemnified. The Registrant shall be required to indemnify and advance expenses to any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

Section 145(g) of the Delaware General Corporation Law authorizes a corporation in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Registrant maintains directors’ and officers’ liability insurance with policy limits which are reasonable and customary for its industry.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index on page E-1 for a list of the exhibits being filed with this Registration Statement.

Item 9. Undertakings.

(a) Rule 415 Offering. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of August, 2005.

MARVEL ENTERPRISES, INC.

By: /s/ Isaac Perlmutter
Name: Isaac Perlmutter
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John N. Turitzin, Benjamin Dean and David Galluzzi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Isaac Perlmutter Isaac Perlmutter	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	August 4, 2005
/s/ Kenneth P. West Kenneth P. West	Chief Financial Officer (Principal Financial Officer)	August 4, 2005
/s/ Mark D. Plotkin Mark D. Plotkin	Chief Accounting Officer (Principal Accounting Officer)	August 4, 2005
/s/ Morton E. Handel Morton E. Handel	Chairman of the Board of Directors	August 4, 2005

/s/ F. Peter Cuneo F. Peter Cuneo	Vice Chairman of the Board of Directors	August 4, 2005
/s/ Avi Avad Avi Avad	Director	August 4, 2005
/s/ Sid Ganis Sid Ganis	Director	August 4, 2005
/s/ James F. Halpin James F. Halpin	Director	August 4, 2005
/s/ Richard Solar_____ Richard Solar	Director	August 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1

Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i) of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 9, 2005).

4.2

By-Laws of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3(ii) of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 11, 2004).

4.3	Marvel Enterprises, Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 4, 2005).
*5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the Common Stock being registered.
*23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).
*23.2	Consent of Independent Registered Public Accounting Firm.
*24.1	Power of Attorney (contained in the signature pages hereto).

* Filed herewith